CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”), dated March 12, 2008, is made by and between Gerald Gaspers of Gaspers Electric (“Consultant”), and ECO2 Plastics, Inc., a Delaware corporation (“Company”).  Collectively referred to herein as the “Parties.”

WHEREAS, Consultant has extensive background in the area of electrical installation and maintenance;

WHEREAS, Consultant desires to be engaged by Company to provide consulting services to Company subject to the conditions set forth herein;

WHEREAS, Company is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol ECOO and desires to further develop its business process; and

WHEREAS, Company desires to engage Consultant to provide the Services, as defined below, in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services, Consultant provides to Company, the Parties agree as follows:

1.           Services of Consultant

Consultant agrees to perform for Company the Services defined below during the term of this Agreement, upon such terms and to the extent the Parties agree from time to time.  The nature of the Services to be provided shall include, but are not limited to: (i) electrical services, installations and repairs at the Company’s Riverbank, CA plant; and (ii) any other services as mutually agreed upon by the Parties (collectively referred to herein as the “Services”).

2.           Consideration

(a)           Consideration for Services

Company agrees to pay Consultant, as Consultant’s fee and as consideration for the Services, eight hundred eighty-eight thousand four hundred sixty-two (888,462) shares of common stock, par value $0.001 per share, with an exercise price of approximately $0.052 per share (the “Shares”), to be filed on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission.  The Shares, when issued, sold and delivered shall be duly and validly issued, fully paid and nonassessable shares of the Company.

(b)           Expenses

The Parties agree that the Company will be responsible for paying any reasonable out of pocket expenses incurred by the Consultant in the performance of the Services.

(c)           Payment

All compensation payable to Consultant hereunder shall be subject to the Company’s rules and regulations, and shall also be subject to all applicable State and federal employment law(s); it being understood that Consultant shall be responsible for the payment of all taxes resulting from a determination that any portion of the compensation and/or benefits paid/received hereunder is a taxable event to Consultant; it being further understood that Consultant shall hold the Company harmless from any governmental claim(s) for Consultant’s personal tax liabilities, including interest or penalties, arising from any failure by Consultant to pay his individual taxes when due.

3.           Confidentiality

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.  Confidential Information need not be marked as confidential at the time of disclosure to receive “Confidential Information” protection as required herein, rather all information disclosed that, given the nature of the information or the circumstances surrounding its disclosure reasonably should be considered as confidential, shall receive “Confidential Information” protection.

4.           Non-Competition, Non-Solicitation.

Consultant agrees that he shall not, during the term of this Agreement and for one (1) year subsequent thereto, without both the disclosure to and the written approval of the Board of Directors of the Company, directly or indirectly, engage or be interested in (whether as a principal, lender, employee, officer, director, partner, venturer, consultant or otherwise) any business(es) that is competitive with the business being conducted by the Company through the termination date, without the express written approval of the Board of Directors.

Consultant agrees that he will not, without the prior written consent of the Company’s Board of Directors, for a period of one (1) year after the termination date, directly or indirectly disturb, entice, or in any other manner persuade, any employee(s) or consultant(s) of the Company to discontinue that person’s or firm’s relationship with the Company if the employee(s) and/or consultant(s) were employed by the Company at any time during the one (1) year period after the termination date.

5.           Indemnification

(a)           Company

Company agrees to indemnify, defend, and shall hold harmless Consultant and/or its agents, and to defend any action brought against said Parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

(b)           Consultant

Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)           Notice

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.           Termination and Renewal

(a)           Term

This Agreement shall become effective on the date first written above and terminate on upon completion of the Services or until mutually agreed upon by the Parties (the “Term”).

(b)           Termination

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)           Termination Due to Death or Disability

This Agreement (except as otherwise provided hereunder) shall terminate immediately upon the death of Consultant or after fourteen (14) days of Consultant’s inability to perform the essential functions of his duties, with or without reasonable accommodation (defined under applicable law), due to a mental or physical illness or incapacity. Cash payments and medical insurance, following Consultant’s death or disability, will continue to inure to the benefit of his spouse or estate.

 (d)           Termination and Payment

Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective date of this Agreement.

7.           Remedies

Should Consultant at anytime materially breach any of terms outlined in this Agreement, Company shall have the right to seek remedies, including but not limited to: i) a temporary restraining order and permanent injunction; ii) liquidated damages; (iii) cancellation of the interests underlying the stock certificates.

8.           Miscellaneous

(a)           Independent Contractor

Consultant shall render all services hereunder as an independent contractor and shall not hold itself out as an agent of Company. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of Company.

(b)           Negative Covenants

Consultant hereby covenants that at no time will they provide any service that directly or indirectly promotes or maintains a market for the Company’s securities nor act as a conduit for distributing securities to the general public.  Moreover, Consultant will not provide certain services including but not limited to: acting as a broker, dealer or person who finds investors, arranging financing, providing investor relations or shareholder communications services, arrange or effect mergers or circulate research to broaden or sustain a market price.

(c)           Rights Cumulative; Waivers

The rights of each of the Parties under this Agreement are cumulative.  The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(d)           Benefit; Successors Bound

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned Parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(e)           Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof.  There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(f)           Assignment

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party and any purported assignment in violation hereof shall be void.

(g)           Amendment

This Agreement may be amended only by an instrument in writing executed by all the Parties hereto.

(h)           Severability

Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(i)           Section Headings

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j)           Construction

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(k)           Further Assurances

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the Parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(l)           Notices

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either (i) United States mail, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Company:

ECO2 Plastics, Inc.
680 Second Street, Suite 200
San Francisco, CA 94107
Attn: Rodney S. Rougelot

With a copy (which shall not constitute notice) to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn: David M. Otto

If to Consultant:

___________________________
___________________________
___________________________
___________________________

(m)           Governing Law

This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles.  Each of the Parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(n)           Consents

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(o)           Independent Counsel

All Parties have retained independent legal counsel to advise them with respect to this Agreement and are not relying on the Company or its counsel for legal or tax advice.

(p)           Survival of Provisions

The provisions contained in paragraphs 3, 4, 7 and 8(b) of this Agreement shall survive the termination of this Agreement.

(q)           Execution in Counterparts

This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

ECO2 PLASTICS, INC.

By: Rodney S. Rougelot
Its: Director & CEO

GASPERS ELECTRIC

By: Gerald Gaspers